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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2001


                  Aquistar Ventures (USA), Inc.
             -----------------------------------------
       (Exact name of registrant as specified in its charter)


NEVADA                                        91-1975651
------                                        ----------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

Suite 314-837 West Hastings Street
Vancouver, BC Canada                          V6C 3N6
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(Address of principal executive offices)      (Zip Code)

Registrants telephone number, including area code 604-642-6410

Commission File Number: 0-28535


-------------------------------               ----------
(Former name or former address,               (Zip Code)
if changed since last report.)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     See Item 2 below.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 2, 2001, the issuer ("Aquistar") acquired 100% of the issued and outstanding capital stock of Custom
Branded Networks, Inc., a Delaware corporation ("CBN") in exchange for 25,000,000 common shares of Aquistar. Prior to the acquisition, Aquistar had a total of 15,463,008 common shares issued and outstanding of which approximately 95% were held by a total of six persons, namely, Veronica
Beckett, Wagstall Developments Ltd., Elvira Cusano, Paolo Stinghi, Alexander Ozer, and Donald Currie (the "old controlling group"). Following the acquisition, approximately 62% of Aquistar is held by a total of three persons, namely, John P. Platt, Steve Browning and T.
Randolph Catanese who can now effectively control Aquistar as a group (the "new controlling group").

There is no material relationship between between the new controlling group and the old controlling group.
Consideration for the acquisition was determined by the prior board of directors as being appropriate since the business of CBN will constitute substantially all of the business operations of Aquistar following the acquisition.
As a condition of the acquisition, the former board of directors tendered their resignations and the new controlling group was installed as members of the board of directors together with two additional persons to be nominated by them.

CBN provides turnkey private label Internet solutions to businesses and private organizations that desire to affiliate with a customer base via the Internet.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5. OTHER EVENTS

     None

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     See Item 2 above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Proforma financial information demonstrating the acquisition set forth in Item 2 above will be filed by amendment to this Form
8-K within 60 days of the filing of this Form 8-K.

Exhibits
--------
None

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ITEM 8.  CHANGE IN FISCAL YEAR

     None

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquistar Ventures (USA), Inc.


/s/ Steve Browning
__________________________________
Steve Browning, President

Date: February 20, 2001


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